                          SCHEDULE 14A (Rule 14a-101)
                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )



Filed by the Registrant                         /x/
Filed by a Party other than the Registrant      / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

/ /  Confidential, For Use of the Commission (as permitted by Rule 14a-6(e)(2))



                                   GPU, INC.
-------------------------------------------------------------------------------

                (Name of Registrant As Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the Appropriate Box):

/X/  No Fee Required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)      Title of each class of securities to which transaction applies:

     2)      Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)      Proposed maximum aggregate value of transaction:

     5)      Total Fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)      Amount previously paid:

     2)      Form, Schedule or Registration Statement No.:

     3)      Filing Party:

     4)      Date Filed:

GPU
                                                         FRED D. HAFER
                                                         Chairman, President and
                                                         Chief Executive Officer


                                                         GPU, Inc.
                                                         300 Madison Avenue
                                                         Morristown, NJ 07960



                                          March 22, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held at The F. M. Kirby Shakespeare Theatre, Drew University, 36 Madison Ave-nue, Madison, New Jersey, on May 6, 1999 at 10:00 a.m.

  The enclosed Proxy card lists all items that require your vote. This year, stockholders will be voting on the annual election of directors and the rati-fication of the selection of PricewaterhouseCoopers LLP as independent auditor for 1999. We hope that you will sign and return the Proxy card as soon as pos-sible to ensure that your shares are represented at the meeting. If you will be at the meeting, please mark the appropriate box on the Proxy card.

  We look forward to seeing you on May 6.


                                          Sincerely,

                                          /s/ Fred D. Hafer

                                          Fred D. Hafer
                                          Chairman, President andChief
                                          Executive Officer

                               TABLE OF CONTENTS

              Page
             Number
          -------------
NOTICE OF ANNUAL
 MEETING OF
 STOCKHOLDERS........1

PROXY STATEMENT FOR
 ANNUAL MEETING......2

 GENERAL
  INFORMATION........2
  Introduction.......2
  Stockholders
   Entitled to
   Vote..............2
  Proxies and Voting
   at the Annual
   Meeting...........2
  Proxy Solicitation
   Costs.............2

 BUSINESS MATTERS TO
  BE VOTED UPON......3
  Directors'
   Proposals.........3
  Item 1. Election Of
   Directors.........3
  Item 2. Ratification
   of Selection of
   Independent
   Auditor...........3
  Item 3. Other
   Business
   Matters...........4

 BOARD OF
  DIRECTORS..........5
  Information About
   the Nominees and
   Directors.........5
  Standing Committees
   of the Board of
   Directors.........8
  Remuneration of
   Directors.........9
  Deferred Stock Unit
   Plan for Outside
   Directors.........9
  Retirement Plan for
   Outside
   Directors.........9
  Restricted Stock
   Plan for Outside
   Directors........10

 SECURITY
  OWNERSHIP.........11
  Security Ownership
   of Directors,
   Nominees and
   Executive
   Officers.........11
  Owners of Five
   Percent or More of
   GPU Stock........12

 EXECUTIVE
  COMPENSATION......13
  Personnel,
   Compensation and
   Nominating
   Committee
   Report...........13
  Comparison of Five-
   Year Cumulative
   Total Return.....17
  Remuneration of
   Executive
   Officers.........18
   Summary
    Compensation
    Table...........18
   Option Grants In
    Last Fiscal
    Year............20
   Aggregated Option
    Exercises In Last
    Fiscal Year and
    Fiscal Year-End
    Option Value....21
   Long-Term Incentive
    Plans - Awards In
    Last Fiscal
    Year............21
  Retirement
   Plans............21
  Employment,
   Termination and
   Change in Control
   Arrangements.....23
   Severance
    Arrangements....23
   Supplemental
    Executive
    Retirement
    Plan............23
   Lump Sum
    Distributions....23
  Benefit Protection
   Trusts...........24

 DEADLINE FOR
  STOCKHOLDER
  PROPOSALS.........25

                                      GPU


GPU, INC.                                                    P.O. Box 1911
300 Madison Avenue                                         Morristown, NJ 07960

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 1999

  Notice is hereby given that the Annual Meeting of Stockholders of GPU, Inc. ("GPU") will be held at The F. M. Kirby Shakespeare Theatre, Drew University, 36 Madison Avenue, Madison, New Jersey on Thursday, May 6, 1999 at 10:00 o'clock in the morning (local time):

  1. To elect three directors of the Corporation to hold office for three-year terms beginning upon their election at the 1999 Annual Meeting.

  2. To consider the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent auditor for the year 1999.

  3. To transact such other business as may properly come before the meeting.

  Holders of record of shares of Common Stock of the Corporation at the close of business on March 15, 1999 will be entitled to vote at the meeting in per-son or by proxy. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting. The stock transfer books of the Corporation will not be closed.

                                          By order of the Board of Directors,
                                          MARY A. NALEWAKO, Secretary

March 22, 1999

-------------------------------------------------------------------------------

  The 1998 Annual Report was previously transmitted to stockholders. It is ex-pected that the annexed Proxy Statement and enclosed form of Proxy will be first sent to stockholders on or about March 22, 1999.

  If you wish to receive, without charge, a copy of the GPU System Statistics or the Corporation's 1998 Annual Report to the Securities and Exchange Commis-sion on Form 10-K, direct your request to: Stockholder Relations, GPU, Inc., 310 Madison Avenue, P.O. Box 1957, Morristown, New Jersey 07962-1957, or call
(973) 455-8204.

-------------------------------------------------------------------------------

            YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING

  If you plan to attend the meeting in person, please mark your Proxy in the space provided for that purpose. Please bring the lower portion of the form (the Speaker and Admission Card sections) with you to the meeting.

  Whether or not you attend the meeting, we hope that you will sign and return the enclosed Proxy as promptly as possible. Your vote is important.

               PROXY STATEMENT FOR ANNUAL MEETING -- MAY 6, 1999

                              GENERAL INFORMATION

INTRODUCTION

  This Proxy Statement and accompanying Proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders to be held on May 6, 1999 (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting to Stockholders.

STOCKHOLDERS ENTITLED TO VOTE

  Holders of record at the close of business on March 15, 1999 of the out-standing Common Stock (consisting of 127,344,262 shares) are entitled to vote at the Annual Meeting of Stockholders of the Corporation ("GPU").

PROXIES AND VOTING AT THE ANNUAL MEETING

  Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes. Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned, multiplied by the number of directors to be elected. The stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them. Elections of directors are determined by a plurality vote. Other matters are determined by vote of the holders of a majority of the shares present or represented at the meeting and voting on such matters.

  The Proxies hereby solicited vest in the proxy holders cumulative voting rights with respect to the election of directors (unless the stockholder marks the Proxy so as to withhold such authority) and all other voting rights of the stockholders signing such Proxies. The shares represented by each duly exe-cuted Proxy will be voted and, where a choice is specified by the stockholder on the Proxy, the Proxy will be voted in accordance with the specification so made. As provided by Pennsylvania law and the Corporation's By-Laws, absten-tions, broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the election of di-rectors, the ratification of the selection of the auditor or other matters. Signed but unmarked Proxies will be voted in accordance with the directors' recommendations.

  The Proxy is revocable, at any time before exercise, by a written instrument signed in the same manner as the Proxy and received by the Secretary of the Corporation at or before the Annual Meeting. If you attend the meeting, you may, if you wish, revoke your Proxy by voting in person.

  You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy. However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.

PROXY SOLICITATION COSTS

  GPU will pay all costs of soliciting Proxies in the accompanying form. So-licitation will be made by mail, and directors and officers of GPU, and offi-cers and employees of GPU Service, Inc. ("GPUS"), may also solicit Proxies by telephone, telegraph or personal interview. The Corporation has also retained ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of Prox-ies, at an estimated cost of $8,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, GPU will request persons who hold stock in their names for others to forward copies of this proxy soliciting material to them, and to request authority to execute Proxies on the accompanying form, and will reimburse such persons for their out-of-pocket and reasonable clerical ex-penses in doing this.

                       BUSINESS MATTERS TO BE VOTED UPON

DIRECTORS' PROPOSALS

Item 1. Election of Directors

  The Board of Directors consists of three classes of directors with overlap-ping three-year terms. Each year a class of directors is elected for a term expiring at the third succeeding Annual Meeting after such election.

  At the 1999 Annual Meeting, three Class II directors will be elected to hold office for three-year terms beginning upon their election at the 1999 Annual Meeting. The Class II director nominees are Mr. Theodore H. Black, Mr. Thomas
B. Hagen and Mr. Bryan S. Townsend. In accordance with the Corporation's man-datory retirement policy, however, Mr. Black will resign in October 2000 and Mr. Townsend will resign in April 2002, upon their reaching age 72.

  The votes applicable to the shares represented by Proxies in the accompany-ing form received from stockholders will be cast in favor of the election of the three nominees, except that the proxy holders reserve the right to exer-cise cumulative voting rights and to cast their votes in such manner and for such lesser number of said nominees as they may deem best at the meeting, in order, so far as possible, to secure the election of said nominees. If any nominee should be unable to serve (an event which is not anticipated), the proxy holders reserve the right to vote for a substitute nominee or nominees designated by the Personnel, Compensation and Nominating Committee of the Board of Directors.

  Biographical information about the nominees and directors begins on page 5.

Item 2. Ratification of Selection of PricewaterhouseCoopers LLP As Independent Auditor For The Year 1999

  Coopers & Lybrand L.L.P. ("C&L") has acted as the auditor for the Corpora-tion and its subsidiaries since 1946. Effective July 1, 1998, C&L and Price Waterhouse LLP combined their practices under the name of PricewaterhouseCoopers LLP ("PwC"). The Board of Directors has selected the firm of PwC, independent certified public accountants, to audit the accounts of the Corporation for 1999. Although submission to stockholders of the ap-pointment of the independent auditor is not required by law, the Board, in ac-cordance with its long-standing policy of seeking annual stockholder ratifica-tion of the selection of the auditor, believes it appropriate that such selec-tion be ratified by the stockholders. PwC has advised the Corporation that neither it nor any of its partners has any direct or indirect material rela-tionship with the Corporation or its subsidiaries.

  The services rendered by PwC for 1998 included an audit of the consolidated financial statements of the Corporation and its subsidiaries for the year end-ing December 31, 1998 contained in the annual report to stockholders and au-dits of the individual and consolidated financial statements of the Corpora-tion and its subsidiaries and related schedules filed annually with the Secu-rities and Exchange Commission. PwC also performed audits as necessary to re-port upon compliance with the accounting requirements of the Federal Energy Regulatory Commission for certain financial statements included in the reports which are required to be filed annually with that Commission by the subsidiary companies.

  It is expected that representatives of PwC will be present at the Annual Meeting, will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Item 3. Other Business Matters

  The Board of Directors does not intend to bring any other matters before the meeting and it is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their dis-cretion, may determine.

The Board of Directors recommends a vote "FOR" Items 1 and 2.

                              BOARD OF DIRECTORS

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

                              Nominees for Class II Directors for
                                    Terms Expiring in 2002

                Name                          Age Year first elected a director


[PHOTO]         THEODORE H. BLACK             70                           1988


                Mr. Black served as Chairman, President and Chief Executive Officer of Ingersoll-Rand Company from 1988 until his retirement in 1993 and as a director until 1997. He is also a director of Best Foods (formerly CPC International Inc.) and McDermott International.


[PHOTO]         THOMAS B. HAGEN               63                           1988


                Mr. Hagen is Chairman of the Board of Custom Engineering Co., a custom manufacturer of large metal fabrications and heated platens. He is also Chairman of the Board of the Team Pennsylvania Foundation. Mr. Hagen served as Secretary of Commerce and then as Secretary of Community & Economic Development of the Commonwealth of Pennsylvania from January 1995 to March 1997. Mr. Hagen, who was first elected as a director of GPU in 1988, resigned upon his appointment as Secretary of Commerce in 1995 and returned to the Board in April 1997. Mr. Hagen is a former Chairman and Chief Executive Officer (1990-1993) of Erie Insurance Group, which he joined in 1953. He is a director of ANI-Motion, Inc., St. Raymond Wood Products Holdings, Ltd. and the Pennsylvania Housing Finance Agency. He is a member and past chairman of the Council of Fellows of Penn State -- Erie, the Behrend College, the immediate past President and a councillor of The Pennsylvania Society, a director of the Athenaeum of Philadelphia and Preservation Pennsylvania, and a trustee of the Northwest Pennsylvania Technical Institute.


[PHOTO]         BRYAN S. TOWNSEND             69                           1996


                Mr. Townsend retired as Chairman of Midlands Electricity plc ("Midlands"), a British regional electric company, in August 1996 following its acquisition by Avon Energy Partners Holdings ("Avon"), in which the Corporation owns a 50% interest. He served as Chairman of Midlands since 1986, becoming Chairman and Chief Executive upon Midlands' privatization in 1990. He is a director of JBA International Ltd. (a supplier of computer software business systems), a past chairman of the British National Committee and a member of the Scientific Directing and Organising Committee of CIRED (International Conference on Electricity Distribution). Mr. Townsend is also past chairman of the Birmingham Repertory Theatre and the West Midlands Confederation of British Industry.

  Information concerning the other directors of the Corporation whose terms do not expire at the Annual Meeting is as follows:

                                   Class III Directors with
                                    Terms Expiring in 2000

                Name                          Age Year first elected a director


[PHOTO]         FRED D. HAFER                 58                           1996

                Mr. Hafer is Chairman, Chief Executive Officer and President of GPU and GPUS (which he also serves as a director). He be-came President and Chief Operating Officer of GPU and GPUS in July 1996 and was elected to the additional positions of Chairman and Chief Executive Officer in May 1997. He is also Chairman of the Board, Chief Executive Officer and a director of Jersey Central Power & Light Company ("JCP&L"), Metropoli-tan Edison Company ("Met-Ed") and Pennsylvania Electric Com-pany ("Penelec") (which do business as GPU Energy); Chairman of the Board and a director of GPU Nuclear, Inc. ("GPUN"); Chairman, Chief Executive Officer and a director of GPU Ad-vanced Resources, Inc. and GPU Generation, Inc. ("Genco"); Chairman and a director of GPU International, Inc. ("GPUI"), GPU Power, Inc., GPU Capital, Inc. and its subsidiary, GPU Electric, Inc. ("GPU Electric"); and a director of GPU Telcom Services, Inc. and Saxton Nuclear Experimental Corporation, all subsidiaries of GPU. He is a director of Avon, Midlands and GPU PowerNet PTY Ltd. Mr. Hafer, who has been associated with the GPU Companies since 1962, served as President of Met-Ed from 1986 to 1996, and as President of Penelec from 1994 to 1996. Mr. Hafer is also a director of Utilities Mutual Insur-ance Company, a director and past president of the Manufactur-ers Association of Berks County and Chairman of the Board of the Pennsylvania Electric Association. He is a director of Kutztown University Foundation, Leadership Pennsylvania and the Reading Hospital and Medical Center. He is also a trustee of the Caron Foundation and immediate past chairman and a mem-ber of the Board of Trustees of the Foundation for a Drug-Free Pennsylvania.


[PHOTO]         PAUL R. ROEDEL                71                           1979


                Mr. Roedel retired in 1992 as Chairman and Chief Executive Officer and in 1997 as director of Carpenter Technology Corporation, manufacturers, fabricators and marketers of specialty metals. He joined Carpenter in 1949 and became Chief Executive Officer in 1981 and Chairman in 1987. He is a director of P.H. Glatfelter Co. and Berks Packing Co., Inc. He is Chairman of the Berks Business Education Coalition, President of the Wyomissing Foundation and a member of ASM International. Mr. Roedel is also a member of the Board of Trustees of Gettysburg College and a director and treasurer of the Reading Public Museum.



[PHOTO]         CARLISLE A. H. TROST          69                           1990

                Admiral Trost served in the United States Navy from 1953 until his retirement in 1990, including a four-year term from 1986 to 1990 as Chief of Naval Operations. Admiral Trost is also a member of the Board of Directors of GPUN and Chairman of that Board's Nuclear Safety and Compliance Committee. He is Chairman of the Board of Directors of Bird-Johnson Co. and a director of General Dynamics Corporation, Lockheed Martin Corporation and Precision Components Corporation.

                Name                          Age Year first elected a director


[PHOTO]         PATRICIA K. WOOLF, Ph.D       64                           1983


                Dr. Woolf is a consultant, author, and Lecturer in the Department of Molecular Biology at Princeton University. Dr. Woolf is a director of Crompton and Knowles Corporation and the National Life Holding Company. She is also a trustee of the New Economy Fund and a director of the American Balanced Fund, the Income Fund of America, the Growth Fund of America, the Small Cap World Fund and Fundamental Investors, all of The Capital Group of Los Angeles.

                                    Class I Directors with
                                    Terms Expiring in 2001

                Name                          Age Year first elected a director


[PHOTO]         HENRY F. HENDERSON, JR.       71                           1989


                Mr. Henderson is President, Chief Executive Officer and a director of H.F. Henderson Industries, designers and manufacturers of process control and engineered systems for government and industry, including industrial process controls and defense electronics. He is a director of the Partnership for New Jersey, the Defense Orientation Conference Association and Delta Dental Plan. He is also Chairman of the World Trade Center Club Board of Advisors, a trustee of Stevens Institute of Technology, New York Theological Seminary, New Jersey State Employment and Training Commission and Paterson Economic Development Corporation, and a member of the Business Executives for National Security.


[PHOTO]         JOHN M. PIETRUSKI             66                           1989


                Mr. Pietruski served as Chairman of the Board and Chief Execu-tive Officer of Sterling Drug Inc. from 1985 until his retire-ment in 1988. He is Chairman of the Board of Texas Biotechnol-ogy Corporation, a pharmaceutical research and development company. He also serves as President of Dansara Company, a management consulting firm. He is a director of Hershey Foods Corporation, Lincoln National Corporation and Professional De-tailing, Inc. He is also a Regent of Concordia College.


[PHOTO]         CATHERINE A. REIN             56                           1989


                Ms. Rein joined Metropolitan Life Insurance Company in 1985 where she has held various executive positions and is pres-ently President and Chief Executive Officer of Metropolitan Property and Casualty Insurance Company. Ms. Rein is a direc-tor of The Bank of New York, Inc., Corning Inc., New England Financial, Inc., and INROADS, New York, Inc., a trustee emeri-tus of the National Urban League and a trustee of the New York University Law Center Foundation.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

  There are four standing committees of the Board, namely, the Audit Commit-tee, the Corporate and Public Responsibilities Committee, the Finance Commit-tee and the Personnel, Compensation and Nominating Committee. The membership and functions of these Committees are as follows:

  The Audit Committee recommends to the Board, the engagement of the indepen-dent auditor and reviews with the independent auditor the plan, scope and re-sults of the audit and any comments by the auditor on the internal accounting control systems of the Corporation and its subsidiaries. All material non-au-dit services proposed to be performed by the independent auditor are reviewed by the Committee. The Committee also reviews with the Corporation's internal auditor the plan, scope and results of internal audits and its comments on the internal accounting control systems. It reviews with the officers of the Cor-poration, the independent auditor and the Corporation's internal auditor the accounting principles to be applied in reporting the financial results of the Corporation as contained in the financial statements and related footnotes presented in the annual report to stockholders, the results of audits by gov-ernmental agencies, and the reports on audit procedures relating to possible corporate expenditures for political purposes.

  The Chairman of the Audit Committee is Mr. Roedel. The other members are Messrs. Henderson and Townsend and Ms. Rein. During 1998, the Committee held four meetings.

  The Corporate and Public Responsibilities Committee reviews the Corpora-tion's policies on public issues having broad social significance and the im-plementation of those policies and reports relating to compliance with the Corporation's Code of Ethics and the Corporation's conduct as a responsible corporate citizen.

  The Chairman of the Corporate and Public Responsibilities Committee is Mr. Henderson. The other members are Messrs. Black, Hagen, Townsend and Trost. During 1998, the Committee held three meetings.

  The Finance Committee assists the Board in fulfilling the Board's fiduciary responsibilities relating to the financial policies, plans and programs of the Corporation and its subsidiaries.

  The Committee reviews a range of financial policies and plans including div-idend policy, capital structure and credit quality goals, financing plans, and the Corporation's capital and operating budgets. Additionally, the Committee reviews the investment policies, funding and investment results of the Corpo-ration's trusteed plans.

  The Chairman of the Finance Committee is Mr. Pietruski. The other members are Messrs. Roedel, Trost and Dr. Woolf. During 1998, the Committee held seven meetings.

  The Personnel, Compensation and Nominating Committee recommends to the Board the election of officers of the Corporation and the approval of the election of the presidents of the Corporation's direct subsidiaries, and the compensa-tion and other benefits of those officers and of directors of the Corporation and its direct subsidiaries. The Committee also reviews plans for management succession and executive development, compensation and other benefit goals for the GPU Companies.

  The Personnel, Compensation and Nominating Committee also recommends to the Board from time to time, the size and composition and candidates for member-ship of the Board. The Committee also recommends to the Board the size, compo-sition and membership of the various Board Committees.

  A stockholder proposal for a nominee for election as a director should be sent by mail, addressed to Secretary, GPU, Inc., 300 Madison Avenue, P.O. Box 1911, Morristown, New Jersey 07962-1911. All such proposals must be received by the Corporation not later than 30 nor more than 75 days prior to the sched-uled date of the next annual meeting and must contain the information regard-ing the identity and background of the stockholder's proposed nominee required by Section 10(e) of the Corporation's By-Laws. Section 10(e) also sets forth additional requirements with respect to such stockholder proposals. A copy of
Section 10(e) of the By-Laws will be furnished to stockholders upon request made to the Secretary of the Corporation.

  The Committee will also consider recommendations by stockholders of candi-dates for director nominees. Recommendations should be sent to the Secretary of the Corporation.

  The Chairman of the Personnel, Compensation and Nominating Committee is Ms. Rein. The other members are Messrs. Black, Hagen and Pietruski and Dr. Woolf. During 1998, the Committee held six meetings.

  There were 10 regular meetings, two special meetings and one organization meeting of the Board during 1998. All directors attended at least 75% of the aggregate of (i) the total number of 1998 meetings of the Board and (ii) the total number of 1998 meetings of all committees of the Board on which he or she served.

REMUNERATION OF DIRECTORS

  Non-employee directors receive an annual retainer of $20,000, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each Committee meeting attended. Committee Chairmen receive an additional retainer of $3,000 per year.

  Admiral Trost also received approximately $67,000 in 1998 for serving as a member of the Board of Directors of GPUN, a direct subsidiary of GPU, and chairman of that Board's Nuclear Safety and Compliance Committee.

DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS

  Under the Deferred Stock Unit Plan for Outside Directors of GPU, Inc. ("De-ferred Stock Unit Plan"), each director who is not an employee of the Corpora-tion or any of its subsidiaries (an "Outside Director") receives an annual grant of units representing shares of GPU Common Stock equal in value at the time of grant to one and one-half times the value of the director's annual cash retainer in effect at the time of grant. Each unit granted under the De-ferred Stock Unit Plan represents one share of GPU Common Stock. Dividend equivalents paid on outstanding units are invested in additional units.

  Outside Directors who have served at least 54 months will receive payment of their deferred units upon their retirement from the Board. Payment of units will be in the form of GPU Common Stock, or in cash if authorized by the Per-sonnel, Compensation and Nominating Committee. As of December 31, 1998, all outside directors except Mr. Townsend had completed 54 months of service.

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

  Under the Retirement Plan for Outside Directors of GPU, Inc. ("Retirement Plan"), as amended, an individual who completed 54 months of service as of June 30, 1997 as a non-employee director is entitled to receive retirement benefits equal to the product of (A) the number of months of service completed and (B) the monthly compensation paid to the director at the date of retire-ment. Benefits under the Retirement Plan are payable to the directors, at their election (or, in the event of death, to designated beneficiaries) in a lump sum payment or in monthly installments of 1/12 of the sum of (x) the then annual retainer paid at time of retirement plus (y) the cash value of the award under the
Restricted Stock Plan for Outside Directors for the year preceding retirement, over a period equal to the director's service as such as of June 30, 1997, un-less otherwise directed by the Personnel, Compensation and Nominating Commit-tee, commencing at the later of age 60 or upon retirement. Service following June 30, 1997 will be applied toward the 54-month vesting requirement but will not increase the amount of benefits. No individual who first becomes an Out-side Director on or after July 1, 1997 will be entitled to receive any bene-fits under the Retirement Plan.

  As of December 31, 1998, all Outside Directors except Mr. Townsend were vested in the Retirement Plan. The following directors are entitled to receive retirement benefits equal to the number of months of service completed at June 30, 1997:

                                     Months of Service
             Director               as of June 30, 1997
             --------               -------------------
           Theodore H. Black                112
           Thomas B. Hagen                   93
           Henry F. Henderson, Jr.          101
           John M. Pietruski                101
           Catherine A. Rein                101
           Paul R. Roedel                   222
           Carlisle A. H. Trost              78
           Patricia K. Woolf                167

RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

  Under the GPU, Inc. Restricted Stock Plan for Outside Directors ("Directors Plan"), each Outside Director is paid a portion of his or her annual compensa-tion in the form of 300 shares of GPU Common Stock.

  A total of 40,000 shares of GPU Common Stock (subject to adjustment for stock dividends, stock splits, recapitalizations and other specified events) has been authorized for issuance under the Directors Plan. Any shares awarded which are forfeited as provided by the Directors Plan will again be available for issuance.

  Shares of GPU Common Stock are awarded to Outside Directors on the condition that the director serves or has served as an Outside Director until (i) death or disability, (ii) retirement not earlier than the first day of the month following the director's 72nd birthday, (iii) resignation or retirement before the first day of the month following the director's 72nd birthday with the consent of the Board, which is defined in the Directors Plan to mean approval thereof by at least 80% of the directors other than the affected director or
(iv) failure to be re-elected to the Board after being duly nominated. Termi-nation of service for any other reason, including any involuntary termination effected by action or inaction of the Board, other than that following a change in control (as defined) of GPU, will result in forfeiture of all shares awarded.

  Until termination of service, an Outside Director may not dispose of any shares of GPU Common Stock awarded under the Directors Plan, but has all other rights of a shareholder with respect to such shares, including voting rights and the right to receive all cash dividends paid with respect to awarded shares.

                              SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  The following table sets forth, as of February 1, 1999, the beneficial own-ership of equity securities (and stock-equivalent units) of the GPU Companies of each of the GPU directors, nominees for director and each of the executive officers named in the Summary Compensation Table, and of all directors and ex-ecutive officers of GPU as a group. The shares of Common Stock owned by all directors and executive officers as a group constitute less than 1% of the to-tal shares outstanding.

                                                    Amount and Nature of
                                                    Beneficial Ownership
                                              --------------------------------
                                                Shares (1)
                                              ---------------
                                 Title of                     Stock-Equivalent
            Name                 Security     Direct Indirect      Units
            ----             ---------------- ------ -------- ----------------
Dennis Baldassari........... GPU Common Stock  4,766             14,999 (2)
Theodore H. Black........... GPU Common Stock  8,730              1,716 (3)
Fred D. Hafer............... GPU Common Stock  9,795    146      25,677 (2)
Thomas B. Hagen............. GPU Common Stock 12,037              1,716 (3)
Henry F. Henderson, Jr. .... GPU Common Stock  4,182  1,200       1,716 (3)
Ira H. Jolles............... GPU Common Stock 10,230             16,979 (2)
Bruce L. Levy............... GPU Common Stock  3,035             13,277 (2)
John M. Pietruski........... GPU Common Stock  4,900              1,716 (3)
Catherine A. Rein........... GPU Common Stock  3,898              1,716 (3)
Paul R. Roedel.............. GPU Common Stock  3,500              1,716 (3)
Bryan S. Townsend........... GPU Common Stock  1,275              1,716 (3)
Carlisle A. H. Trost........ GPU Common Stock  3,444              1,716 (3)
Robert L. Wise.............. GPU Common Stock  4,111             19,165 (2)
Patricia K. Woolf........... GPU Common Stock  4,479              1,716 (3)
All GPU Directors and
 Executive Officers as a
 Group...................... GPU Common Stock 85,452  1,990     139,301

----------------
(1) The number of shares owned and the nature of such ownership, not being within the knowledge of GPU, have been furnished by each individual.

(2) Restricted units, which do not have voting rights, represent rights (sub-ject to vesting) to receive shares of Common Stock under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "1990 Stock Plan"). These amounts also include restricted units which have vested under the 1990 Stock Plan, but which were deferred pursuant to that Plan by the fol-lowing officers: Mr. Levy-- 619 units and Mr. Wise -- 4,346 units. See footnote 2 to the Summary Compensation Table on page 18.

(3) Each Outside Director receives an annual grant of deferred stock units which represents an equivalent number of shares of GPU Common Stock. Out-side Directors who have served at least 54 months will receive payment of their deferred units upon retirement. See Deferred Stock Unit Plan for Outside Directors on page 9.

OWNERS OF FIVE PERCENT OR MORE OF GPU STOCK

  The Corporation has been advised that as of December 31, 1998, the following entities beneficially owned more than 5% of the outstanding shares of the Cor-poration's voting securities:

                                                           Amount and
                                                           Nature of     Percent
 Name and Address                                          Beneficial      of
 of Beneficial Owner                       Title of Class  Ownership      Class
 -------------------                      ---------------- ----------    -------
AMVESCAP PLC............................. GPU Common Stock  6,602,092(1)  5.2%
11 Devonshire Square
London EC2M 4YR
England
Capital Research and
Management Company
("Capital Research")..................... GPU Common Stock 11,285,400(2)  8.8%
333 South Hope Street
Los Angeles, CA 90071
Morgan Stanley
Dean Witter & Co.
("Morgan Stanley")....................... GPU Common Stock  9,223,144(3)  7.2%
1585 Broadway
New York, NY 10036
Wellington Management
Company, LLP
("Wellington")........................... GPU Common Stock  7,092,846(4)  5.5%
75 State Street
Boston, MA 02109

----------------
(1) AMVESCAP PLC and certain of its subsidiaries, AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisors, Inc. and INVESCO (NY) Asset Management, Inc. beneficially own (with shared voting and dispositive powers) the reported shares.

(2) Capital Research, a registered investment adviser, is deemed to be the beneficial owner (with sole dispositive power and no voting power) of the reported shares as a result of acting as investment adviser to various registered investment companies, but has disclaimed such ownership.

(3) Morgan Stanley, a registered investment adviser, beneficially owns (with shared voting power for 8,965,594 shares and shared dispositive power for 9,223,144 shares) the reported shares as a result of acting as investment adviser to various registered investment companies.

(4) Wellington, a registered investment adviser, beneficially owns (with shared voting power for 2,960,948 shares and shared dispositive power for 7,092,846 shares) the reported shares as a result of acting as investment adviser to various registered investment companies.

                            EXECUTIVE COMPENSATION

PERSONNEL, COMPENSATION AND NOMINATING COMMITTEE REPORT

  While the basic structure of GPU's executive compensation program remained unchanged in 1998, adjustments were made to strengthen the link between execu-tive pay and shareholder value through increased use of stock-based compensa-tion. The overall program consists of three interrelated components--the Base Salary Program, the Incentive Compensation Program and the 1990 Stock Plan. Each of these components serves a specific purpose within the objectives of the overall program.

Compensation Philosophy and Market Comparisons

  GPU's compensation philosophy is to maintain a program that (1) attracts and retains executives with the skills and experience needed to manage the Corpo-ration, (2) encourages these executives to achieve specific short-term and long-term objectives that support the Corporation's business strategy, and (3) rewards executives when these objectives are achieved and shareholder value is enhanced. The program is designed to ensure that actual pay levels will re-flect the achievement of specific objectives, changes in shareholder value and the contribution and performance of individual executives.

  When targeted business objectives are achieved, the program provides levels of compensation that are approximately at the median of the competitive mar-ket. If objectives are exceeded, the variable components of the program, the Incentive Compensation Program and the 1990 Stock Plan, should provide levels of compensation that are above median. Conversely, these variable components ensure compensation levels below the competitive median if business objectives are not achieved. With the increased emphasis on stock-based compensation, changes in the value of the Corporation's stock have a major influence on the levels of total compensation and the competitive position of the overall pro-gram.

  GPU defines the competitive market for executive pay primarily as companies of similar size and complexity in the industry since these are the companies most likely to compete directly with GPU for executive talent. These companies include most of the companies in the Standard & Poor's Electric Utility Index (the "S&P Electric Utility Index") shown on page 17. GPU also considers compa-nies not included in the Index reflecting the need to compete in a broader market for executives. A major national compensation consulting firm assists the Committee in developing appropriate comparisons and defining median pay levels. The Committee meets periodically with these consultants to ensure an objective analysis.

  Under Section 162(m) of the Internal Revenue Code of 1986, the amount allow-able as a tax deduction for compensation paid to the chief executive officer and each of the other highest paid officers of any publicly held corporation generally is limited to $1 million per year for each such officer. Although the Committee considers the effect of Section 162(m) in connection with the Corporation's executive compensation program, the Committee considers it im-portant to retain the flexibility to design compensation programs that it be-lieves are in the best interests of GPU and its stockholders, even though the expense may not be fully deductible. The Committee continues to monitor the potential impact of Section 162(m) and considers modifications to the execu-tive compensation program with this impact in mind.

Base Salary Program

  The Base Salary program, which provides the most stable portion of executive compensation, continues to be de-emphasized within the overall executive com-pensation program. Each year the Committee reviews salaries to determine if any adjustments are needed. In conducting this review, the Committee considers market data, individual performance and the Corporation's financial position. Because the Committee wishes to emphasize the variable components of the over-all program, base salaries were increased in 1998 only if the executive's ex-isting salary had fallen below competitive median or if the executive assumed additional responsibilities.

Incentive Compensation Program

  The Incentive Compensation Program is designed to compensate executives based on their achievement of short-term business objectives that are aligned with the Corporation's overall strategy. Executives have the opportunity to earn additional cash compensation if these objectives are met.

  For 1998, the Incentive Compensation Program emphasized financial objec-tives. Objectives were established for both the Corporation and each GPU com-pany. In addition, the personal performance and contribution of the individual executives to the achievement of these objectives was a factor in determining awards under the program. The Committee and the Board use subjective judgment in determining the impact of individual contribution.

  For the Named Executive Officers other than Mr. Hafer, awards under this program are based on achievement of GPU corporate objectives, and achievement of objectives established for the GPU company to which the executive is as-signed as well as individual contribution. Awards for Mr. Levy and Mr. Wise for 1998 were based on results of GPUI and Genco respectively, where those ex-ecutives were assigned for the majority of 1998. Objectives for Mr. Hafer are established separately reflecting his overall responsibility for the Corpora-tion's success.

1998 Objectives -- GPU, Inc.

  Measures of GPU's performance in 1998 were the Corporation's return on eq-uity and earnings. Achievement of the return on equity objective served as a "multiplier" on the achievement of individual company objectives. The earnings objective was used to establish an "earnings test" designed to limit the amount of incentive compensation that could be earned based on non-financial measures. For all GPU Companies other than GPUI, this earnings test is based on GPU, Inc. earnings; for GPUI, the earnings test is based on a combination of GPU, Inc. earnings and GPUI earnings reflecting GPUI's proportionate con-tribution to corporate earnings.

1998 Objectives -- GPU Companies

  For GPU Energy, targeted objectives were earnings (80% of total), measures designed to improve internal processes and employee effectiveness (10%), mea-sures of customer satisfaction (5%) and efforts to influence restructuring rulings (5%).

  For Genco, objectives were all-in-price per kilowatt hour sold (40% of to-tal), management of expense budgets (30%), environmental factors (10%), safety (10%) and efforts to foster diversity (10%).

  For GPUS, the corporate functions, objectives were corporate earnings (80% of total), efforts to maximize existing businesses and respond to regulatory changes (10%), and efforts to improve the Corporation's competitive position through changes in internal processes and culture (10%).

  For GPUI, objectives were income (65% of total), new business initiatives (15%), optimization of current projects and environmental compliance (10%), and efforts to improve the effectiveness of the internal organization (10%).

1998 Objectives -- Mr. Hafer

  Mr. Hafer's objectives for 1998 were return on equity (65% of total), ef-forts to position the Corporation for the future through both internal re-structuring and competitive initiatives (25%), and nuclear safety (10%). Be-cause return on equity is the major component of Mr. Hafer's objectives, the corporate multiplier is not used in calculating results; the "earnings test" is applied.

Achievement of 1998 Objectives

  GPU's 1998 return on equity objective was slightly exceeded. Corporate earn-ings were also slightly above objective and the earnings test calculation lim-ited the awards in several GPU Companies. The separate earnings test applied to GPUI did not limit awards in that company.

  At GPU Energy, earnings, the major component of the objectives, were above targeted levels. Improvements in internal processes and employee effectiveness exceeded expectations. Customer satisfaction measures and efforts to influence restructuring were also above targeted levels.

  Achievement of Genco's financial measures, all-in-price and management of expense budgets, were significantly above targeted levels. Environmental and safety objectives were not fully achieved while efforts to foster diversity exceeded expectations.

  For the corporate functions at GPUS, the corporate earnings measure was above targeted levels. Efforts to maximize existing businesses and respond to regulatory changes exceeded expectations while measures of improvements in in-ternal processes and culture were slightly above targeted levels.

  At GPUI, the income objective was significantly exceeded. New business initiatives were not fully achieved while measures of environmental compliance and maximizing existing businesses were at targeted levels. Efforts to improve the effectiveness of the internal organization were above expectations.

Award for Mr. Hafer

  The award for Mr. Hafer reflects a return on equity that was above the targeted level as well as over achievement of measures reflecting efforts to position the Corporation for the future. Nuclear safety measures were also above targeted levels.

The 1990 Stock Plan

  The 1990 Stock Plan is GPU's long-term incentive program. Awards under the program are designed to provide executives with opportunities to earn addi-tional compensation directly linked to shareholder value. The awards also serve as a retention device since they are typically forfeited if an executive resigns. Under the provisions of the Plan, which was approved by shareholders, the Committee and the Board have the discretion to use a variety of stock com-pensation vehicles.

  In 1998, awards under the Plan were in the form of restricted performance units and non-qualified stock options. Awards of restricted performance units were granted prior to 1998, when stock options were granted for the first time.

  Restricted performance units provide executives with the right to receive shares of GPU stock (or cash at the discretion of the Committee) provided that targeted performance measures are achieved. The performance measure for the 1998 grants is GPU's total shareholder return compared to the total return of the companies in the S&P Electric Utility Index. The percentile ranking of GPU's total return among Index companies is calculated quarterly over the five-year performance period and averaged. The averaged ranking determines how many shares of GPU stock, if any, the executive will receive at the end of the performance period.

  Each executive who receives an award is granted a specific number of units. Dividend equivalents are paid on these units and reinvested in additional units. The number of units that will ultimately vest and be paid to the execu-tive is not known, however, until the end of the performance period. If GPU's total return is at the 55th percentile of the Index companies, all of the originally awarded units plus reinvested dividend equivalents will vest. If total return is higher than the 59th percentile, additional units will vest; if total return is lower, fewer units will vest. No units will vest if total return is below the 40th percentile.

  Stock options granted in 1998 have an exercise price equal to the fair mar-ket value of GPU stock on the date of grant and will become exercisable over a three-year period. These grants were intended to maintain total compensation at competitive levels while increasing the focus on shareholder value.

  Awards of performance restricted units and stock options to individual exec-utives are generally targeted to provide median levels of compensation if per-formance is as expected. Higher levels of performance would result in compen-sation above median levels and lower levels of performance would result in compensation below median levels. The size of individual awards also reflects the Committee's and the Board's subjective assessment of each executive's per-formance and potential contribution to the Corporation's future success.

Awards for Mr. Hafer

  The 1998 awards of performance units and stock options to Mr. Hafer reflect the factors outlined above as well as his unique role in guiding the Corpora-tion and enhancing shareholder value. The terms and conditions of his awards are the same as those described for other executives.

Stock Ownership Guidelines

  In conjunction with the initial awards of stock options, the Corporation im-plemented stock ownership guidelines for all elected officers of GPU and its subsidiaries in 1998. These guidelines are expressed as a multiple of base salary and all officers are expected to meet their targeted ownership within three to five years. Calculations of ownership will include shares directly owned, vested and deferred restricted performance units and exercisable stock options.

                                          Members of the Personnel,
                                          Compensation and Nominating
                                          Committee

                                          Theodore H. Black
                                          Thomas B. Hagen
                                          John M. Pietruski
                                          Catherine A. Rein
                                          Patricia K. Woolf

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  The following graph compares the five-year cumulative total return, including reinvested dividends, on GPU Common Stock, with the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the S&P Electric Utility
Index:

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG GPU, S&P 500 INDEX AND THE S&P ELECTRIC UTILITY

Measurement Period                          S&P          S&P
(Fiscal Year Covered)        GPU            500 INDEX    ELECTRIC UTILITY
-------------------          ----------     ---------    ----------------
Measurement Pt-
01/01/1994                   $100           $100         $100
FYE   1994                   $ 91           $101         $ 87
FYE   1995                   $125           $139         $114
FYE   1996                   $131           $171         $114
FYE   1997                   $174           $229         $144
FYE   1998                   $175           $294         $166

----------------
* Assumes $100 invested in GPU Common Stock, S&P 500 Index and S&P Electric Utility Index. Cumulative Total Return includes reinvestment of dividends.

REMUNERATION OF EXECUTIVE OFFICERS

  The following tables present compensation information from the past three years for the Chief Executive Officer and the four other most highly compen-sated executive officers ("Named Executive Officers").

Summary Compensation Table


                                                                           Long-Term
                                      Annual Compensation                 Compensation
                    --------------------------------------------------------------------------------------
                                                                     Awards       Payouts
                                                  -------------------------------
                                                        Other      Securities                 All Other
        Name and                                       Annual      Underlying                  Compen-
       Principal                                       Compen-       Options        LTIP       sation
        Position          Year Salary ($) Bonus ($) sation ($)(1)  Granted (#) Payouts ($)(2)    ($)
----------------------------------------------------------------------------------------------------------
Fred D. Hafer             1998  $613,077  $375,000     $1,805        95,000       $63,007     $116,823 (3)
Chairman, President and   1997   526,923   275,000      2,123          --          66,950      106,291
Chief Executive Officer,
 GPU                      1996   365,000   190,000      1,883          --          61,484       46,731

Bruce L. Levy             1998   288,875   223,200        997 (4)    37,000        21,002       55,748 (3)
Senior Vice President
 and                      1997   255,833   165,300      1,312 (4)      --          20,922       49,123
Chief Financial Officer,  1996   233,333   197,000      1,572 (4)      --          20,495       30,684
GPU; President, GPU
Capital, Inc.

Ira H. Jolles             1998   353,085   126,000      2,139        21,000        82,973       59,090 (3)
Senior Vice President     1997   331,000   100,000      2,455          --          86,012       55,107
and General Counsel, GPU  1996   331,000   120,000      2,510          --          91,087       52,673

Dennis Baldassari         1998   335,000    95,000      2,081 (5)    17,000        63,007       70,882 (3)
President, JCP&L,         1997   335,000    76,000      1,943 (5)      --          56,489       71,912
Met-Ed, and Penelec       1996   305,000   110,000        812 (5)      --          21,724       39,697

Robert L. Wise            1998   293,000   115,000       --          17,000        65,808       69,501 (3)
President, GPUI, GPU      1997   293,000    95,000       --            --          69,042       58,053
Power, Inc. and Genco     1996   293,000   112,000     57,213 (6)      --          81,978       53,448

---------------
(1) Consists of earnings on Long-Term Incentive Plan ("LTIP") compensation paid in the year the award vests.

(2) Consists of Performance Cash Incentive Awards paid on the 1991, 1992 and 1993 restricted stock awards which have vested under the 1990 Stock Plan. These amounts are designed to compensate recipients of restricted stock/unit awards for the amount of federal and state income taxes that are payable upon vesting of the restricted stock/unit awards.

  The restricted units issued in 1995, 1996, 1997 and 1998 under the 1990 Stock Plan are performance based. The 1998 awards are shown in Long-Term Incentive Plans -- Awards in Last Fiscal Year table (the "LTIP table"). Dividend equivalents are earned on the aggregate restricted units awarded under the 1990 Stock Plan and reinvested in additional units.

  The aggregate number and value (based on the stock price per share at De-cember 31, 1998) of unvested and deferred vested stock-equivalent re-stricted units (including reinvested dividend equivalents) include the amounts shown on the LTIP table, and at the end of 1998 were:

                           Aggregate Units Aggregate Value
                           --------------- ---------------
        Fred D. Hafer          25,677        $1,134,602
        Bruce L. Levy          13,277           586,677
        Ira H. Jolles          16,979           750,260
        Dennis Baldassari      14,999           662,768
        Robert L. Wise         19,165           846,853

(3) For 1998, (a) the Corporation's matching contributions under the Savings Plan, (b) the Corporation's matching contributions under the non-qualified deferred compensation plan, (c) the benefit of interest-free use of the non-term portion of employer-paid premiums for split-dollar life insur-ance, (d) above-market interest accrued on the retirement portion of de-ferred compensation and (e) earnings on LTIP compensation not paid in the current year, were as follows:

                            (a)     (b)     (c)     (d)     (e)
                           ------ ------- ------- ------- -------
        Fred D. Hafer      $6,400 $29,062 $36,834 $ 1,139 $43,388
        Bruce L. Levy       6,400  11,612  13,291     870  23,575
        Ira H. Jolles       6,400  11,688   9,379     964  30,659
        Dennis Baldassari   6,400  10,940  26,208     325  27,009
        Robert L. Wise      6,400   9,120   8,312  10,050  35,619

  NOTE: The split-dollar life insurance amounts reported in the "All Other Compensation" column are equal to the present value of the interest-free use of the current year Corporation-paid premiums to the projected date the premiums will be refunded to the Corporation.

(4) In addition to the earnings on LTIP compensation noted in (1) above, these amounts include the above-market interest accrued on the pre-retirement portion of deferred compensation in the amounts of $997, $648 and $944 for the years 1998, 1997 and 1996 respectively.

(5) In addition to the earnings on LTIP compensation noted in (1) above, these amounts include the above-market interest accrued on the pre-retirement portion of deferred compensation in the amounts of $276, $151 and $147 for the years 1998, 1997 and 1996 respectively.

(6) In addition to the 1996 earnings on LTIP compensation ($2,510) noted in
    (1) above, this amount includes $25,953 for a one-time automobile adjust-ment and $23,447 for related income taxes.

Option Grants In Last Fiscal Year

  The following table summarizes option grants made during 1998 to the Named Executive Officers. All of these options were granted with an exercise price equal to the fair market value of GPU stock on the date of grant.

                            Individual Grants
---------------------------------------------------------------------------
                            Number of
                            Securities     % of
                            Underlying Total Options
                             Options    Granted to   Exercise or             Grant Date
                    Grant    Granted   Employees in  Base Price  Expiration Present Value
      Name           Date    (1) (#)    Fiscal Year    ($/Sh)       Date       (2) ($)
      ----         -------- ---------- ------------- ----------- ---------- -------------
Fred D. Hafer      06/04/98   95,000       28.3%       $36.625    06/04/08    $412,300
Bruce L. Levy      06/04/98   17,000        5.1         36.625    06/04/08      73,780
Bruce L. Levy      12/16/98   20,000        6.0         44.250    12/16/08     103,200
Ira H. Jolles      06/04/98   21,000        6.3         36.625    06/04/08      91,140
Dennis Baldassari  06/04/98   17,000        5.1         36.625    06/04/08      73,780
Robert L. Wise     06/04/98   17,000        5.1         36.625    06/04/08      73,780

----------------
(1) Options become exercisable in three equal annual installments beginning on the first anniversary of the date of the grant. These grants will fully vest upon termination of employment resulting from death or disability. Op-tions may be exercised after retirement in accordance with the terms of the 1998 Stock Option Agreement. In the event of a change in control during the option term, all options will be canceled and the executive officer will receive a cash payment in an amount equal to the excess of the average cur-rent market price over the exercise price.

(2) Options are valued using a Black-Scholes option pricing model, a mathemati-cal formula widely used to value options. The model as applied used the ap-plicable grant dates and the exercise prices shown on the table, and the fair market value of Common Stock on the respective grant dates, which was in each case the same as the exercise price. For the June 4 grant, the model assumed (i) a risk-free rate of return of 5.78%, which approximates the rate on 10-year U.S. Treasury zero coupon bonds on the grant date; (ii) a stock price volatility of 17.26%, based on the average historical vola-tility for the 36-month period ending on the grant date; (iii) an average dividend yield of 5.68%, based on the average yield for a 36-month period; and (iv) the exercise of all options on the final day of their 10-year terms. For the December 16 grant, the model assumed (i) a risk-free rate of return of 4.89%, which approximates the rate on 10-year U.S. Treasury zero coupon bonds on the grant date; (ii) a stock price volatility of 18.32%, based on the average historical volatility for the 36-month period ending on the grant date; (iii) an average dividend yield of 5.51%, based on the average yield for a 36-month period; and (iv) the exercise of all options on the final day of their 10-year terms. No discount from the theoretical value was taken to reflect the restrictions on the transfer of the options and the likelihood of the options being exercised in advance of the final day of their terms.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
Value

  The following table summarizes the number and value of all unexercised op-tions held by the Named Executive Officers. In 1998, no options were exercised by any Named Executive Officer.

                   Number of Securities Underlying            Value of Unexercised
                       Unexercised Options at                 In-the-Money Options
                         Fiscal Year-End (#)                 at Fiscal Year-End ($)
                   ------------------------------------     -------------------------
      Name          Exercisable        Unexercisable        Exercisable Unexercisable
      ----         --------------     -----------------     ----------- -------------
Fred D. Hafer                      --               95,000      $--       $718,438
Bruce L. Levy                      --               37,000       --        128,563
Ira H. Jolles                      --               21,000       --        158,813
Dennis Baldassari                  --               17,000       --        128,563
Robert L. Wise                     --               17,000       --        128,563

Long-Term Incentive Plans -- Awards In Last Fiscal Year

  This table shows the LTIP awards made to the Named Executive Officers for the performance period January 1, 1998 through December 31, 2002.

                                 Performance    Estimated Future Payouts Under
                    Number of      or Other     Non-Stock Price Based Plans (1)
                     Shares,     Period Until  ------------------------------------
                     Units or     Maturation    Threshold    Target      Maximum
      Name         Other Rights   or Payout        (#)         (#)         (#)
      ----         ------------ -------------- ------------ ----------  -----------
Fred D. Hafer         7,810     5-year vesting        3,905      7,810       15,620
Bruce L. Levy         2,900     5-year vesting        1,450      2,900        5,800
Ira H. Jolles         3,200     5-year vesting        1,600      3,200        6,400
Dennis Baldassari     2,900     5-year vesting        1,450      2,900        5,800
Robert L. Wise        2,600     5-year vesting        1,300      2,600        5,200

----------------
(1) The restricted units awarded in 1998 under the 1990 Stock Plan provide for a performance adjustment to the aggregate number of units vesting for the recipient, including the accumulated reinvested dividend equivalents, based on the annualized GPU Total Shareholder Return (TSR) percentile ranking against all companies in the Standard & Poor's Electric Utility Index for the period between the award and vesting dates. With a 55th per-centile ranking, the performance adjustment would be 100% as reflected in the "Target" column. In the event that the percentile ranking is below the 55th percentile, the performance adjustment would be reduced in steps reaching 0% below the 40th percentile. The minimum payout or "Threshold" begins at the 40th percentile, which results in a payout of 50% of target. A ranking below the 40th percentile would result in no award. Should the TSR percentile ranking exceed the 59th percentile, then the performance adjustment would be increased in steps reaching 200% at the 90th percen-tile as reflected in the "Maximum" column. Under the 1990 Stock Plan, reg-ular quarterly dividends are reinvested in additional units that are sub-ject to the vesting restrictions of the award. Actual payouts under the Plan would be based on the aggregate number of units awarded and the units accumulated through dividend reinvestment at the time the restrictions lapse.

RETIREMENT PLANS

  The GPU Companies' pension plans provide for pension benefits, payable for life after retirement, based upon years of creditable service with the GPU Companies and the employee's career average compensation as defined below. Federal law limits the amount of an employee's pension benefits that may be paid from a qualified trust established pursuant to a qualified pension plan (such as the GPU Companies' plans). The GPU Companies also have adopted non-qualified plans providing that the portion of a participant's pension benefits which, by reason of such limita-tions, cannot be paid from such a qualified trust shall be paid directly on an unfunded basis by the participant's employer.

  The following table illustrates the amount of aggregate annual pension from funded and unfunded sources resulting from employer contributions to the qual-ified trust and direct payments payable upon retirement in 1999 (computed on a single life annuity basis) to persons in specified compensation and years of service classifications:

           ESTIMATED ANNUAL RETIREMENT BENEFITS (2) (3) (4) (5) (6)
                    BASED UPON CAREER AVERAGE COMPENSATION
             ----------------------------------------------------
                               (1999 Retirement)

                                 Years of Service
 Career Average   -----------------------------------------------
Compensation (1)    15      20      25      30      35      40
----------------  ------- ------- ------- ------- ------- -------
    $ 50,000      $13,879 $18,506 $23,132 $27,759 $32,385 $36,761
     100,000       28,879  38,506  48,132  57,759  67,385  76,361
     150,000       43,879  58,506  73,132  87,759 102,385 115,961
     200,000       58,879  78,506  98,132 117,759 137,385 155,561

     250,000       73,879  98,506 123,132 147,759 172,385 195,161
     300,000       88,879 118,506 148,132 177,759 207,385 234,761
     350,000      103,879 138,506 173,132 207,759 242,385 274,361
     400,000      118,879 158,506 198,132 237,759 277,385 313,961

     450,000      133,879 178,506 223,132 267,759 312,385 353,561
     500,000      148,879 198,506 248,132 297,759 347,385 393,161
     550,000      163,879 218,506 273,132 327,759 382,385 432,761
     600,000      178,879 238,506 298,132 357,759 417,385 472,361

     650,000      193,879 258,506 323,132 387,759 452,385 511,961
     700,000      208,879 278,506 348,132 417,759 487,385 551,561
     750,000      223,879 298,506 373,132 447,759 522,385 591,161
     800,000      238,879 318,506 398,132 477,759 557,385 630,761

----------------
(1) Career Average Compensation is the average annual compensation received from January 1, 1984 to retirement and includes Salary and Bonus. The Ca-reer Average Compensation amounts for the following Named Executive Offi-cers differ by more than 10% from the three-year average annual compensa-tion set forth in the Summary Compensation Table and are as follows:
    Messrs. Hafer -- $355,761; Levy -- $201,945; Baldassari -- $223,671 and
    Wise -- $282,807.

(2) Years of Creditable Service at December 31, 1998: Messrs. Hafer -- 36 years; Levy -- 18 years; Jolles -- 18 years; Baldassari -- 29 years and Wise -- 35 years.

(3) Based on an assumed retirement at age 65 in 1999. To reduce the above amounts to reflect a retirement benefit assuming a continual annuity to a surviving spouse equal to 50% of the annuity payable at retirement, multi-ply the above benefits by 90%. The estimated annual benefits are not sub-ject to any reduction for Social Security benefits or other offset amounts.

(4) Annual retirement benefits under the basic pension per the above table cannot exceed 55%, as defined in the pension plan, of the average compen-sation during the highest paid 36 calendar months. As of December 31, 1998 none of the Named Executive Officers exceed the 55% limit.

(5) Mr. Wise has agreed to accept the Voluntary Enhanced Retirement Program ("VERP") offered by Genco. Pursuant to the VERP, Mr. Wise's pension will be calculated by adding five years to his age and five years to his years of creditable service. Mr. Wise will also receive a Social Security sup-plement of $500 per month until he reaches age 62.

(6) The estimated annual retirement benefits in this table do not reflect the retirement benefits which may be provided under the Supplemental Executive Retirement Plan, described below.

EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

Severance Arrangements

  The Corporation has entered into Severance Protection Agreements with Messrs. Hafer, Levy, Jolles, Baldassari and Wise which provide certain sever-ance benefits to the executive if his employment is terminated following a change in control of GPU (as defined). These agreements are intended to induce the executives to remain in the employ of the Corporation and help ensure that the Corporation will have the benefit of their services without distraction in the face of a potential change in control.

  Under the agreements, benefits are paid if, in connection with a change in control, the Corporation terminates the employment of the executive for rea-sons other than cause or disability or death, or if the executive resigns fol-lowing certain actions (specified in the agreements) by the Corporation such as a reduction in salary or change in position. In addition, Mr. Hafer re-ceives severance benefits if he resigns for any reason within six months fol-lowing a change in control.

  The benefits payable to all executives consist of, in general, (a) the exec-utive's base salary through the termination date and a pro rata portion of his target incentive bonus (or, if greater, the highest annual bonus paid to him in any of the three full fiscal years prior to either termination or the change in control); (b) severance compensation equal to three times the sum of the executive's base salary and target incentive bonus, provided that if the executive's normal retirement date is within three years of his termination date, his benefits will be proportionately reduced; (c) a continuation of in-surance benefits for up to three years; (d) reimbursement of certain expenses subject to specified limitations; and (e) such additional amount as is neces-sary to pay any excise tax under Section 4999 of the Internal Revenue Code (and any related interest and penalties) on amounts payable under the agree-ments.

  The agreements have an initial term of two years and automatically renew an-nually unless earlier terminated by the executive or GPU.

  Under the Corporation's severance policy for employees, if the employment of Messrs. Hafer, Levy, Jolles, Baldassari or Wise is involuntarily terminated, as defined, other than in connection with a change in control, he is entitled to receive, in general, severance compensation equal to one week's pay for each full year of service. Premium payments will also be made under the execu-tive's split-dollar life insurance policy for specified periods following the executive's termination of employment and following a change in control of GPU.

Supplemental Executive Retirement Plan

  The Corporation has established a supplemental executive retirement plan ("SERP") for GPU's senior executives, including the Named Executive Officers, who retire on or after July 1, 1999. Subject to vesting, the SERP provides a total retirement benefit equal to 60% of final average pay for executives who have 30 years of service, with a benefit of 2% per year of service paid to ex-ecutives who have served for shorter periods. The benefits are offset by other sources of retirement income, including social security benefits, qualified and non-qualified pension benefits and any prior employer benefits.

  To vest in the SERP, executives must have reached age 55 and have 15 years of service; to receive full benefits, they must retire after age 62. An execu-tive would also be eligible for full benefits if he or she is at least 60 years of age and has had 25 years of service.

Lump Sum Distributions

  An executive may, prior to retirement and in connection with a change in control, elect to receive a lump sum distribution of all amounts payable to him under GPU Companies' supplemental retirement and deferred compensation plans and arrangements when such executive terminates his employment, regard-less of the circumstances or when the executive terminates his employment within 24 months following a change in control. Additionally, prior to termination, an execu-tive may elect to receive such lump sum payment only in the event of a change in control.

Mr. Jolles

  Retirement and Disability -- If Mr. Jolles retires on or after his normal retirement date (the last day of the month in which he attains age 65), he will receive (in addition to his benefits under GPUS' employee retirement plans) a supplemental retirement pension from the GPU Companies equal to the additional pension he would have received under the GPUS employee retirement plans as if he had an additional 20 years of past creditable service. If Mr. Jolles reaches his normal retirement date while he is receiving disability in-come under GPUS' disability income plans, he will thereafter receive a supple-mental retirement pension from the GPU Companies equal to the additional pen-sion he would have been paid under GPUS' employee retirement plans as if he had an additional 20 years of past creditable service. Upon retirement, Mr. Jolles will also receive an extension of his health insurance benefits to the third anniversary of retirement.

  Termination -- (i) If Mr. Jolles' employment with the GPU Companies termi-nates "involuntarily," as defined, under circumstances involving a "change in control" of GPU, as defined, or without cause, he shall receive from the GPU Companies a supplemental retirement pension which would have been paid to him under GPUS' employee retirement plans as if he had an additional 20 years of past creditable service. (ii) If, however, his employment terminates for any other reason (except upon retirement or death), he will receive from the GPU Companies a supplemental retirement pension equal to the additional pension he would have been paid under GPUS' employee retirement plans as if he had addi-tional years of creditable service ranging, as of December 31, 1998, from nine and one-half years up to a maximum of 20 years depending upon his years of ac-tual employment by GPUS at the time of termination.

  Death -- In the event of Mr. Jolles' death before he begins receiving bene-fits under GPUS' employee retirement plans, his surviving spouse, if any, shall receive such benefits during her lifetime, together with the supplemen-tal retirement pension benefits which would have been payable to him as de-scribed in Termination (ii) above.

  Other -- To the extent relevant to the level of benefits payable to Mr. Jolles under other benefit plans provided for senior GPU executives, he will be treated as having the years of creditable service as described in Termina-tion (ii) above.

BENEFIT PROTECTION TRUSTS

  The Corporation has entered into benefit protection trust agreements to be used to fund the Corporation's obligations to executive officers and directors under deferred compensation and incentive programs and agreements, and with respect to certain retirement and termination benefits, in the event of a change in control. The trusts may also be used for the purpose of paying legal expenses incurred in pursuing benefit claims under such programs and agree-ments following a change in control. The trusts are currently partially fund-ed.

                      DEADLINE FOR STOCKHOLDER PROPOSALS

  If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement for the 2000 Annual Meeting of Stockholders, such proposal must be received by the Corporation not later than November 23, 1999. A stockholder may also present a proposal at the 2000 Annual Meeting of Stockholders which is not included in the Proxy Statement. The persons named in the Proxy will have the power to vote on any such proposal in their discretion unless notice of such proposal is received by the Corporation by April 4, 2000.

                                          By order of the Board of Directors,

                                          MARY A. NALEWAKO, Secretary

March 22, 1999

-------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

  You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy. However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.

-------------------------------------------------------------------------------

DIRECTIONS TO GPU'S ANNUAL MEETING
The F. M. Kirby Shakespeare Theatre
Drew University
36 Madison Avenue
Madison, New Jersey

From Rt. 287:
South towards Morristown: (1) Take Exit 35, "Rt. 124, Madison Ave." Turn left at the light at the exit ramp onto Rt. 124 (Madison Ave.). Continue with (2) below.

North towards Morristown: (1) Take Exit 35, "Rt. 124, South St./Madison Ave." At end of exit ramp, turn left onto South St. Proceed 100 yards and take first right, following signs to Rt. 124. At the stop sign, turn right onto Rt. 124 (Madison Ave.). Continue with (2) below.

(2) Proceed three miles on Rt. 124 East (Madison Ave.) to Madison. Drew will be on your right; turn right at light onto Lancaster Rd.

From Route 10:
Take Rt. 10 to Rt. 287 South; continue as above.

From Route 24 West:

Take Exit 7A, Chatham (at the Short Hills Mall), Rt. 124 West. Follow through Chatham (Main St.) into Madison (Madison Ave.). Drew will be on your left, just past the center of Madison. Turn left at light onto Lancaster Rd.

From Lincoln and Holland Tunnels:
Follow signs to N.J. Turnpike (south from Lincoln). Take Exit 14 (Newark Airport). After toll plaza, take
I-78 West to Rt. 24 West; continue as above.

From George Washington Bridge:
Take Rt. 80 West to Rt. 287 South; continue as above.





                              [MAP APPEARS HERE]

                                   GPU, INC.
                   Proxy Solicited by the Board of Directors
            for Annual Meeting to be held at 10:00 A.M. May 6, 1999
                      The F. M. Kirby Shakespeare Theatre
                                Drew University
                               36 Madison Avenue
                              Madison, New Jersey

                                     PROXY

        The undersigned hereby appoints B. L. Levy, P. E. Maricondo, and M. A. Nalewako, and each or any of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated March 22, 1999 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting.

        Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, for Proposals 1 and 2).

        You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors' recommendations; just sign on the other side.

                                  (continued and to be signed on the other side)



                 DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


DIRECTIONS TO GPU'S ANNUAL MEETING
The F. M. Kirby Shakespeare Theatre
Drew University
36 Madison Avenue
Madison, New Jersey

From Rt. 287:
South towards Morristown: (1) Take Exit 35, "Rt. 124, Madison Ave." Turn left at the light at the exit ramp onto Rt. 124 (Madison Ave.). Continue with (2) below.

North towards Morristown: (1) Take Exit 35, "Rt. 124, South St./Madison Ave." At end of exit ramp, turn left onto South St. Proceed 100 yards and take first right, following signs to Rt. 124. At the stop sign, turn right onto Rt. 124 (Madison Ave.). Continue with (2) below.

(2) Proceed three miles on Rt. 124 East (Madison Ave.) to Madison. Drew will be on your right; turn right at light onto Lancaster Rd.

From Route 10:
Take Rt. 10 to Rt. 287 South; continue as above.

From Route 24 West:

Take Exit 7A, Chatham (at the Short Hills Mall), Rt. 124 West. Follow through Chatham (Main St.) into Madison (Madison Ave.). Drew will be on your left, just past the center of Madison. Turn left at light onto Lancaster Rd.

From Lincoln and Holland Tunnels:
Follow signs to N.J. Turnpike (south from Lincoln). Take Exit 14 (Newark Airport). After toll plaza, take
I-78 West to Rt. 24 West; continue as above.

From George Washington Bridge:
Take Rt. 80 West to Rt. 287 South; continue as above.





                              [MAP APPEARS HERE]

                                                            [X] Please mark
                                                                your votes
                                                                as this

The Directors Recommend a Vote "FOR" Proposals 1 and 2:

1 - Election of three Class II Directors.

FOR all nominees listed on the right (except
as marked to the contrary on the right)        [_]


WITHHOLD AUTHORITY to vote for all nominees
listed on the right                            [_]

NOMINEES:  Black, Hagen and Townsend
(Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)

----------------------------------------------


2 - Ratification of the selection of
    PricewaterhouseCoopers LLP as auditor.

    FOR [_]    AGAINST [_]     ABSTAIN [_]



Check here if you plan to attend the meeting.     [_]



Dated____________________________________________1999
Signature____________________________________________
Signature if held jointly ___________________________
                           Please date and sign


In case of joint owners, EACH joint owner should sign.
When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title.


-----------------------------------------------------

                 DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

                           . FOLD AND DETACH HERE .

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THIS ENTIRE LOWER PORTION OF THIS CARD (SPEAKER CARD AND ADMISSION CARD) WITH YOU.

If you plan to speak at the Annual Meeting, please complete the following:

                                                                         SPEAKER
                                                                           CARD

Stockholder Name________________________________________________________
                             (Please print clearly)


City_______________________________________State_________________________


                             PLEASE DO NOT DETACH

GPU

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                           May 6, 1999 - 10:00 A.M.


                                        The F.M. Kirby Shakespeare Theatre
                                        Drew University
                                        36 Madison Avenue
                                        Madison, New Jersey

                                                                       ADMISSION
                                                                          CARD

                                        Please bring this card with you
                                        to the meeting. Its presentation
                                        will assure your prompt admittance.

                                        This card is not transferable.

                                   GPU, INC.
                   Proxy Solicited by the Board of Directors
            for Annual Meeting to be held at 10:00 A.M. May 6, 1999
                      The F. M. Kirby Shakespeare Theatre
[LOGO] GPU                      Drew University
                               36 Madison Avenue
                              Madison, New Jersey

PROXY

        The undersigned hereby appoints B. L. Levy, P. E. Maricondo, and M. A. Nalewako, and each or any of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated March 22, 1999 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting.

        Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, for Proposals 1 and 2).

        You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors' recommendations; just sign on the other side.

                                  (continued and to be signed on the other side)

                                                            [X] Please mark
                                                                your votes
                                                                as this

The Directors Recommend a Vote "FOR" Proposals 1 and 2:

1 - Election of three Class II Directors.

FOR all nominees listed on the right (except
as marked to the contrary on the right)        [_]


WITHHOLD AUTHORITY to vote for all nominees
listed on the right                            [_]

NOMINEES:  Black, Hagen and Townsend
(Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)

----------------------------------------------


2 - Ratification of the selection of
    PricewaterhouseCoopers LLP as auditor.

    FOR [_]    AGAINST [_]     ABSTAIN [_]



Check here if you plan to attend the meeting.     [_]

Dated____________________________________________1999
Signature____________________________________________
Signature if held jointly ___________________________
                           Please date and sign




In case of joint owners, EACH joint owner should sign.
When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title.


-----------------------------------------------------

If you are planning to attend the meeting, remember to obtain from the record holder a letter or other evidence of your beneficial ownership of shares in GPU to facilitate your admittance to the meeting.